SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

      A National Banking Association                         36-0899825
                                                           (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
  (Address of principal executive offices)                    (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)



                            PRECISION CASTPARTS CORP.
               (Exact name of obligor as specified in its charter)


            Oregon                                            93-0460598
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                         identification number)


   4650 S.W. Macadam Avenue, Suite 440
           Portland, Oregon                                      97201
 (Address of principal executive offices)                      (Zip Code)


                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.,
               Federal Deposit Insurance Corporation,
               Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

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
          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of November, 1997.


                           The First National Bank of Chicago,
                           Trustee

                           By  /s/ RICHARD D. MANELLA

                                   Richard D. Manella
                                   Vice President and Senior Counsel



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

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
                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                November 6, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Precision Castparts Corp. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           The First National Bank of Chicago

                           By: /s/ RICHARD D. MANELLA

                                   Richard D. Manella
                                   Vice President and Senior Counsel


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
                                    EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chic Call Date: 06/30/97
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303             Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                              C400
                                                                       Dollar Amounts in                  ------------
                                                                            Thousands            RCFD     BIL MIL THOU
                                                                       -----------------         ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1).........                            0081        4,415,563         1.a.
    b. Interest-bearing balances(2)..................................                            0071        7,049,275         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).....                            1754                0         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..                            1773        4,455,173         2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell...........................................................                            1350        4,604,233         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)............................................................  RCFD 2122 24,185,099                                    4.a.
    b. LESS: Allowance for loan and lease losses.....................  RCFD 3123    423,419                                    4.b.
    c. LESS: Allocated transfer risk reserve.........................  RCFD 3128          0                                    4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................                            2125       23,761,680         4.d.
5.  Trading assets (from Schedule RD-D)..............................                            3545        6,930,216         5.
6.  Premises and fixed assets (including capitalized leases).........                            2145          705,704         6.
7.  Other real estate owned (from Schedule RC-M).....................                            2150            7,960         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................                            2130           64,504         8.
9.  Customers' liability to this bank on acceptances outstanding                                 2155          562,251         9.
10. Intangible assets (from Schedule RC-M)...........................                            2143          283,716        10.
11. Other assets (from Schedule RC-F)................................                            2160        1,997,778        11.
12. Total assets (sum of items 1 through 11).........................                            2170       54,837,423        12.

--------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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
Legal Title of Bank:    The First National Bank of Chicago  Call Date:  06/30/97
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303             Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

Schedule RC-Continued

                                                                                                              C400
                                                                       Dollar Amounts in                  ------------
                                                                            Thousands                     BIL MIL THOU
                                                                       -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)..................................                         RCON 2200      21,852,164       13.a
       (1) Noninterest-bearing(1)...................................   RCON 6631  9,474,510                                  13.a.1
       (2) Interest-bearing.........................................   RCON 6636 12,377,654                                  13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...........................                         RCFN 2200      13,756,280       13.b.
       (1) Noninterest bearing......................................   RCFN 6631    330,030                                  13.b.1
       (2) Interest-bearing.........................................   RCFN 6636 13,426,250                                  13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                           RCFD 2800       3,827,159       14
15. a. Demand notes issued to the U.S. Treasury.....................                         RCON 2840          40,307       15.a
    b. Trading Liabilities(from Schedule RC-D)......................                         RCFD 3548       4,985,577       15.b
16. Other borrowed money:
    a. With original maturity of one year or less....                                        RCFD 2332       2,337,018       16.a
    b. With original maturity of more than one year through
       three years..................................................                              A547         265,393       16.b
    c. With a remaining maturity of more than three years ..........                              A548         322,175       16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.........                         RCFD 2920         562,251       18
19. Subordinated notes and debentures (2)...........................                         RCFD 3200       1,700,000       19
20. Other liabilities (from Schedule RC-G)..........................                         RCFD 2930         929,875       20
21. Total liabilities (sum of items 13 through 20)..................                         RCFD 2948      50,618,199       21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................                         RCFD 3838               0       23
24. Common stock....................................................                         RCFD 3230         200,858       24
25. Surplus (exclude all surplus related to preferred stock)........                         RCFD 3839       2,948,616       25
26. a. Undivided profits and capital reserves.......................                         RCFD 3632       1,059,214       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...................................................                         RCFD 8434          12,788       26.b.
27. Cumulative foreign currency translation adjustments.............                         RCFD 3284          (2,252)      27
28. Total equity capital (sum of items 23 through 27)...............                         RCFD 3210       4,219,224       28
29. Total liabilities and equity capital (sum of items 21 and 28)...                         RCFD 3300      54,837,423       29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
                                                                                                     Number
    external auditors as of any date during 1996....................           RCFD 6724...............N/A                   M.1.

1 =  Independent audit of the bank conducted in accordance           4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the                  authority)
     bank
2 =  Independent audit of the bank's parent holding company          5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which           6  =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                  external auditors
     (but not on the bank separately)                                7  =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8  =  No external audit
     work accordance with generally accepted auditing
     standards by a certified public accounting firm
     (may be required by state chartering authority)

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

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